SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004 (August 19, 2004)

CAPITAL LEASE FUNDING, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Maiden Lane, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 217-6300

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Capital Lease Funding, Inc. (the “Company”) is amending its Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004 to update and file the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The following pro forma financial information is filed as part of this report.

(b) Pro forma financial information

The unaudited pro forma financial statements set forth:

•	the Pro Forma Condensed Consolidated Balance Sheet (unaudited) as of June 30, 2004;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003;

•	the Pro Forma Condensed Consolidated Statement of Operations (unaudited) for the six months ended June 30, 2004;

•	the notes to Pro Forma Condensed Consolidated Financial Statements (unaudited); and

•	the Statement of Estimated Taxable Operating Results and Estimated Cash to be Made Available by Operations (unaudited) for the year ended December 31, 2003.

On August 19, 2004, we acquired the property located at 1000 Milwaukee Avenue, Glenville, Illinois (the “Property”). The unaudited pro forma condensed consolidated balance sheet of Capital Lease Funding, Inc. (the “Company”) as of June 30, 2004 assumes the Company’s acquisition of the Property had been consummated on June 30, 2004. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2003 and the six months ended June 30, 2004 assume theCompany’s acquisition of the Property occurred on January 1, 2003. The pro forma condensed consolidated financial statements do not purport to represent what our financial position or results of operations would have been if the acquisition had been consummated as of the dates indicated, nor do they purport to project our financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with our 2003 historical financial statements as included in the final prospectus for our initial public offering (filed with the SEC on March 19, 2004) and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

The pro forma financial statements are based upon assumptions contained in the notes thereto and should be read in conjunction with such notes.

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Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2004
(unaudited, in thousands)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma
Assets
Cash and cash equivalents	$56,546	$(23,567)	(a)	$32,979
Mortgage loans	106,778	–		106,778
Real estate investments, at cost:
Land	–	11,000	(a)	11,000
Building and improvements	–	74,912	(a)	74,912
Real estate investments, net	–	85,912		85,912
Securities available for sale	87,481	–		87,481
Structuring fees receivable	4,691	–		4,691
Amounts due from affiliates	14	–		14
Receivables and other assets	1,864	–		1,864
Derivative assets	3,332	–		3,332
Deferred costs, net	–	80	(b)	80
Other assets	199	–		199
Total Assets	$260,905	$62,425		$323,330
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$1,083	-		$1,083
Deposits and escrows	1,317	-		1,317
Due to servicer and dealers	309	-		309
Mortgages on real estate investments	–	64,800	(b)	64,800
Derivative liabilities	778	-		778
Total Liabilities	3,488	64,800		68,287
Commitments and contingencies	–	-		–
Stockholders' equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, no shares issued and outstanding	–	-		–
Common stock, $0.01 par value, 500,000,000 shares authorized, 27,491,700 shares issued and outstanding at September 30, 2004	275	-		275
Additional paid in capital	258,950	-		258,950
Accumulated other comprehensive income	4,251	(2,375)	(b)	1,876
Deferred compensation expense	(2,310)	-		(2,310)
Retained earnings	(3,749)	-		(3,749)
Total Stockholders' Equity	257,417	(2,375)		255,042
Total Liabilities and Stockholders' Equity	$260,905	$62,425		$323,330

See notes to the pro forma condensed consolidated financial statements.

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Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2003
(unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$7,317	–		$7,317
Gain on sales of mortgage loans and securities	11,652	–		11,652
Rental revenue	–	6,984	(c)	6,984
Other revenue	151	–		151
Total revenues	19,120	6,984		26,104
Expenses:
Interest expense	1,219	3,640	(e)	4,859
Interest expense to affiliates	838	–		838
Property expenses	–	36	(c)	36
Loss (gain) on derivatives and short sales of securities	3,129	–		3,129
Depreciation and amortization expense	–	2,023	(d)	2,023
General and administrative expenses	7,187	(150)	(d)	7,037
Loan processing expenses	114	–		114
Total expenses	12,487	5,549		18,036
Net income	$6,633	$1,435		$8,068
Pro forma earnings per share (unaudited):
Net income per share, basic and diluted	$1.61			$1.96
Weighted average number of shares outstanding, basic and diluted	4,108			4,108

See notes to the pro forma condensed consolidated financial statements.

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Capital Lease Funding, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2004
(unaudited, in thousands, except per share data)

	Capital Lease Funding, Inc. Historical	Pro Forma Adjustments		Capital Lease Funding, Inc. Pro Forma
Revenues:
Interest income from mortgage loans and securities	$4,678	–		$4,678
Rental revenue	–	3,488	(c)	3,488
Other revenue	86	–		86
Total revenues	4,764	3,488		8,252
Expenses:
Interest expense	425	1,824	(e)	2,249
Interest expense to affiliates	231	–		231
Property expenses	–	18	(c)	18
Loss (gain) on derivatives and short sales of securities	724	–		724
Depreciation and amortization expense	–	977	(d)	977
General and administrative expenses	3,897	(41)	(d)	3,856
General and administrative expenses-stock based compensation	3,167	–		3,167
Loan processing expenses	69	–		69
Total expenses	8,513	2,778		11,291
Net (loss) income	$(3,749)	$710		$(3,039)
Pro forma earnings per share (unaudited):
Net loss per share, basic and diluted	$(0.22)			$(0.18)
Weighted average number of shares outstanding, basic and diluted	16,699			16,699

See notes to the pro forma condensed consolidated financial statements.

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Capital Lease Funding, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are presented to reflect the acquisition of 1000 Milwaukee Avenue Owner Corp., Glenville, IL (the “Property”), an unaffiliated third party, by Capital Lease Funding, Inc.

The accompanying unaudited pro forma condensed consolidated balance sheet presents the historical financial information of the Company as of June 30, 2004 as adjusted for the acquisition of 1000 Milwaukee Avenue Owner Corp. as if the transaction had occurred on June 30, 2004.

The accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 combines the historical operations of the Company with the historical operations of 1000 Milwaukee Avenue Owner Corp. as if the transaction had occurred on January 1, 2003.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following significant pro forma adjustments:

(a)	Adjustment to reflect the Company’s purchase of the Property, for approximately $86.0 million, inclusive of origination and closing costs. The Company has allocated the purchase price to land, buildings and improvements in the accompanying pro forma consolidated balance sheet. The Company is in the process of determining if any intangible assets were acquired which may result in future adjustments to the allocation of the purchase price.

(b)	Adjustment to reflect the Company’s long-term financing on the Property. Subsequent to the purchase date and during October 2004, the Company obtained long-term mortgage financing on the Property with Wachovia Bank, N.A., in the principal amount of $64.8 million at an interest rate of 5.23%. In connection with an interest rate hedge on this financing, the Company incurred a hedge loss of $2.375 million. Inclusive of the hedge loss, the Company’s effective interest rate on the financing is 5.83%. The mortgage loan with Wachovia Bank, N.A. requires monthly payment of interest, monthly principal payments beginning January 2008, with a maturity date of November 2014.

(c)	Adjustment required for the historical rental revenues and operating expenses for the Property. Operating expenses include management costs and fees calculated using the historical management costs of the Property. Rental income is recognized on a straight-line basis.

(d)	Adjustment required to reflect depreciation on the Property, based on the total allocated cost of the acquisition to depreciable assets. For GAAP purposes, the Company depreciates the Property using the straight-line method with an estimated useful life of 40 years. As discussed in Note 2(a), the Company has not finalized the allocation of the purchase price. Any change to the allocation may result in changes to depreciation. The adjustment also reflects the reclassification of historical depreciation expense associated with corporate equipment and fixtures.

(e)	Adjustment required to reflect interest expense on the long-term financing that the Company put in place during October 2004, including the impact of the interest rate hedge related to the long-term financing, and the amortization of deferred financing costs using the constant interest method.

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Capital Lease Funding, Inc. and Subsidiaries
Statement of Estimated Taxable Operating Results
and Estimated Cash to be Made Available by Operations
Year Ended December 31, 2003
(unaudited, in thousands)

Revenues	$24,810
Expenses:
Interest expense	4,859
Interest expense to affiliates	838
Property expenses	36
Loss (gain) on derivatives and short sales of securities	3,129
General and administrative expenses	7,187
Depreciation and amortization expense	1,921
Loan processing expenses	114
Total expenses	18,084
Estimated taxable operating income	6,726
Add back: Depreciation and amortization expense	1,921
Estimated cash to be made available by operations	$8,647

Capital Lease Funding, Inc. and Subsidiaries
Notes to Statement of Estimated Taxable Operating Results
and Cash to be Made Available by Operations
(unaudited)

1.	Basis of Presentation

The accompanying statement of estimated taxable operating results and cash to be made available by operations represents an estimate of the taxable operating results and cash to be made available by operations expected to be generated by the Company, including the operations of its property acquisition in Glenville, IL, based upon the pro forma consolidated statement of operations for the year ended December 31, 2003. These estimated results do not purport to represent future results of operations for the Company and its Glenville, IL property acquisition, and were prepared on the basis described herein.

Depreciation has been estimated based upon an allocation of the purchase price of the Property to land (13%) and building (87%) and assuming, for tax purposes, a 39-year useful life applied on a straight-line basis.

No income taxes have been provided because the Company is organized and operates in such a manner so as to qualify as a Real Estate Investment Trust (“REIT”) under the provisions of the Internal Revenue Code. According, the Company generally will not pay Federal income taxes provided that distributions to its stockholders equal at least the amount of its REIT taxable income as defined under the Internal Revenue Code.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

DATE: November 1, 2004

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